                                                               Exhibit 99.(m)(1)


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,427.26
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,864.30
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  639.54
- Mortality & Expense Charge****     $   80.03
+ Hypothetical Rate of Return*****   ($  92.48)
                                     ---------
=                                    $   8,427   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

 Month     COI
 -----   -------
 1       $ 43.71
 2       $ 43.72
 3       $ 43.74
 4       $ 43.76
 5       $ 43.77
 6       $ 43.79
 7       $ 43.80
 8       $ 43.82
 9       $ 43.83
10       $ 43.85
11       $ 43.86
12       $ 43.88
Total    $525.54

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

 Month   Interest
 -----   --------
 1        ($8.03)
 2        ($7.97)
 3        ($7.91)
 4        ($7.85)
 5        ($7.79)
 6        ($7.74)
 7        ($7.68)
 8        ($7.62)
 9        ($7.56)
10        ($7.50)
11        ($7.44)
12        ($7.38)
Total    ($92.48)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,427.26
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,343   (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,197.80
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,049.00
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  635.52
- Mortality & Expense Charge****     $   90.74
+ Hypothetical Rate of Return*****   $  500.06
                                     ---------
=                                    $  10,198   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 43.44
 2      $ 43.44
 3      $ 43.44
 4      $ 43.45
 5      $ 43.45
 6      $ 43.46
 7      $ 43.46
 8      $ 43.47
 9      $ 43.47
10      $ 43.48
11      $ 43.48
12      $ 43.48
Total   $521.52

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       $ 42.09
 2       $ 42.01

 3       $ 41.94
 4       $ 41.86
 5       $ 41.79
 6       $ 41.71
 7       $ 41.64
 8       $ 41.56
 9       $ 41.48
10       $ 41.40
11       $ 41.33
12       $ 41.25
Total    $500.06

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,197.80
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,114   (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,281.55
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,387.97
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  630.90
- Mortality & Expense Charge****     $  102.84
+ Hypothetical Rate of Return*****   $1,252.30
                                     ---------
=                                    $  12,282   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month    COI
-----  -------
 1     $ 43.13
 2     $ 43.12
 3     $ 43.11
 4     $ 43.10
 5     $ 43.09
 6     $ 43.08
 7     $ 43.07
 8     $ 43.06
 9     $ 43.05
10     $ 43.04
11     $ 43.03
12     $ 43.02
Total  $516.90

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $  102.32
 2      $  102.68
 3      $  103.04
 4      $  103.41
 5      $  103.78
 6      $  104.15
 7      $  104.53
 8      $  104.91
 9      $  105.29
10      $  105.68
11      $  106.06
12      $  106.46
Total   $1,252.30

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,281.55
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,198   (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,243.17
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,723.17
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  685.72
- Mortality & Expense Charge****     $   78.53
+ Hypothetical Rate of Return*****   ($  90.75)
                                     ---------
=                                    $   8,243   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 47.54
 2      $ 47.56
 3      $ 47.58
 4      $ 47.60
 5      $ 47.62

 6      $ 47.63
 7      $ 47.65
 8      $ 47.67
 9      $ 47.69
10      $ 47.71
11      $ 47.72
12      $ 47.74
Total   $571.72

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       ($7.91)
 2       ($7.84)
 3       ($7.78)
 4       ($7.72)
 5       ($7.66)
 6       ($7.59)
 7       ($7.53)
 8       ($7.47)
 9       ($7.41)
10       ($7.34)
11       ($7.28)
12       ($7.22)
Total   ($90.75)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,243.17
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,159   (rounded to the nearest dollar)

II THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $9,987.02
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $7,891.51
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  681.41
- Mortality & Expense Charge****     $   89.10
+ Hypothetical Rate of Return*****   $  491.03
                                     ---------
=                                    $   9,987   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 47.25
 2      $ 47.26
 3      $ 47.26
 4      $ 47.27
 5      $ 47.28
 6      $ 47.28
 7      $ 47.29
 8      $ 47.29
 9      $ 47.30
10      $ 47.30
11      $ 47.31
12      $ 47.32
Total   $567.41

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
 1       $ 41.43
 2       $ 41.34
 3       $ 41.25
 4       $ 41.16
 5       $ 41.06
 6       $ 40.97
 7       $ 40.87
 8       $ 40.78
 9       $ 40.68
10       $ 40.59
11       $ 40.49
12       $ 40.40
Total    $491.03

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $9,987.02
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   7,903   (rounded to the nearest dollar)

III THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,040.52
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =

Policy Value at the end of year 4    $9,212.60

+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $  125.00
- Monthly Deduction***               $  676.46
- Mortality & Expense Charge****     $  101.04
+ Hypothetical Rate of Return*****   $1,230.42
                                     ---------
=                                    $  12,041   (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
 1      $ 46.92
 2      $ 46.91
 3      $ 46.90
 4      $ 46.90
 5      $ 46.89
 6      $ 46.88
 7      $ 46.87
 8      $ 46.86
 9      $ 46.85
10      $ 46.84
11      $ 46.83
12      $ 46.82
Total   $562.46

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
 1      $  100.75
 2      $  101.07
 3      $  101.39
 4      $  101.71

 5      $  102.03
 6      $  102.35
 7      $  102.68
 8      $  103.01
 9      $  103.35
10      $  103.68
11      $  104.02
12      $  104.37
Total   $1,230.42

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,040.52
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    9,957   (rounded to the nearest dollar)